J.P. Morgan Exchange-Traded Fund Trust

(the “Trust”)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Matthew J Kamburowski, Timothy J. Clemens, Frederick J. Cavaliere, Michael M. D’Ambrosio, Elizabeth A. Davin, Gregory S. Samuels, Carmine Lekstutis, Zachary E. Vonnegut-Gabovitch, Matthew J. Beck, Kiesha T. Atwood-Smith, Mia Pillinger and Max Vogel, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to: (1) the acquisition by JPMorgan California Tax Free Bond ETF of the assets of JPMorgan California Tax Free Bond Fund, a series of JPMorgan Trust I; (2) the acquisition by JPMorgan New York Tax Free Bond ETF of the assets of JPMorgan New York Tax Free Bond Fund, a series of JPMorgan Trust I; (3) the acquisition by JPMorgan Fundamental Data Science Large Growth ETF of the assets of JPMorgan U.S. GARP Equity Fund, a series of JPMorgan Trust I; and (4) the acquisition by JPMorgan Preferred and Income Securities ETF of the assets of JPMorgan Preferred and Income Securities Fund, a series of JPMorgan Trust IV, any and all Pre-Effective Amendments to said Registration Statement, any and all Post-Effective Amendments to said Registration Statement, and any and all supplements thereto or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person in his capacity as President and Principal Executive Officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Robert F. Deutsch	/s/ Thomas P. Lemke
Robert F. Deutsch Trustee	Thomas P. Lemke Trustee

/s/ Stephen P. Fisher	/s/ Mary E. Martinez
Stephen P. Fisher Trustee	Mary E. Martinez Trustee

/s/ Gary L. French	/s/ Marilyn McCoy
Gary L. French Trustee	Marilyn McCoy Trustee

/s/ Kathleen M. Gallagher	/s/ Shaun Real
Kathleen M. Gallagher Trustee	Shaun Real Trustee

/s/ Robert J. Grassi	/s/ Nina O. Shenker
Robert J. Grassi Trustee	Nina O. Shenker Trustee

/s/ Frankie D. Hughes	/s/ Emily A. Youssouf
Frankie D. Hughes Trustee	Emily A. Youssouf Trustee

/s/ Raymond Kanner
Raymond Kanner Trustee

Dated: March 13, 2026